UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2005
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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (Incorporated in New York State) 52 Farm View Drive New Gloucester, ME 04260 (207) 688-6300 www.energyeast.com	14-1798693

Former name or former address, if changed since last report

P. O. Box 12904
Albany, New York 12212-2904

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          On April 7, 2005, the Board of Directors of Energy East Corporation (Company) amended the Company's By-Laws.

          Four of the Company's directors have reached the 70-year age limitation set forth in By-Law No. 10. In anticipation of their retirement, the Board of Directors elected two new directors in January 2005. However, to provide the continuity in knowledge and experience necessary to contribute to the stability of the Company, one of the four directors, Joseph J. Castiglia, 70, who serves as one of the Company's two Audit Committee financial experts, has agreed to serve for an additional year, if elected. Therefore, to accommodate the nomination of Mr. Castiglia, the Company's Board of Directors amended By-Law No. 10 to provide that the 70-year age limitation does not apply in connection with the election of directors at the 2005 Annual Meeting.

          The text of the Company's By-Law No. 10 that was amended is attached as Exhibit 99-1 to this document. The Company plans to file the By-Laws of the Company as amended April 7, 2005, as an exhibit to its Form 10-Q for the quarter ended March 31, 2005.

Item 9.01  Financial Statements and Exhibits.

          ( c ) Exhibits

                 99-1 Amendment to third paragraph of Energy East Corporation's By-Law No. 10.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: April 12, 2005	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Vice President, Treasurer and Secretary